Exhibit 99.1









                                                              September 25, 2006


Paul S. Moller
9350 Currey Road
Dixon, CA  95620



Board of Directors
Moller International
1222 Research Park Drive
Davis, CA 95618

Dear Sirs:

Effective upon receipt of this letter I wish to forfeit a portion of my accumulated deferred pay and interest to the amount of $1,449,247.63. It is my understanding that this sum represents $1,303,861.43 wages and $145,386.20 in interest on those wages accrued as of 31 December 2005. I understand that I continue to accumulate a backlog of unpaid wages and that Moller International will endeavor to pay those wages when it has sufficient funds to do so.

I hope this action provides some relief from the current cash-flow situation and that at some point the Company is better positioned to meet its payroll obligations. Until then, you can count on my unwavering commitment to the goals of the Company and whatever financial support I can reasonably provide.


Sincerely,



Paul S. Moller